Exhibit 99.(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Service Providers” and “Financial Highlights” in each Prospectus and “Disclosure Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the  Statement of Additional Information and to the incorporation by reference of our report dated August 29, 2017 on the financial statements and financial highlights of the Victory Integrity Discovery Fund, Victory Integrity Mid-Cap Value Fund, Victory Integrity Small-Cap Value Fund, Victory Integrity Small/Mid-Cap Value Fund, Victory Munder Multi-Cap Fund, Victory S&P 500 Index Fund, Victory Munder Mid-Cap Core Growth Fund, Victory Munder Small Cap Growth Fund, Victory Trivalent Emerging Markets Small-Cap Fund, Victory Trivalent International Fund-Core Equity, Victory Trivalent International Small-Cap Fund, and Victory INCORE Total Return Bond Fund of the Victory Portfolios included in the Annual Report to Shareholders for the fiscal year ended June 30, 2017 in Post-Effective Amendment Number 156 to the Registration Statement (Form N-1A, No. 33-8982) filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cincinnati, Ohio
October 27, 2017